Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272328 on Form S-3ASR and Registration Statement Nos. 333-277371, 333-270097, 333-263505, 333-255232, and 333-255231 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of AppLovin Corporation and the effectiveness of AppLovin Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 27, 2025